As filed with the Securities and Exchange Commission on October 1, 2010

Registration No. 333-118401

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT NO. 333-118401

UNDER

THE SECURITIES ACT OF 1933

COCA-COLA ENTERPRISES INC.

(Exact name of registrant as specified in its charter)

Delaware	58-0503352
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2500 Windy Ridge Parkway, Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip Code)

COCA-COLA ENTERPRISES INC.

2004 STOCK AWARD PLAN

(Full title of the plan)

John R. Parker Jr., Esq.

Senior Vice President and General Counsel

Coca-Cola Enterprises Inc.

2500 Windy Ridge Parkway

Atlanta, GA 30339

(770) 989-3000

(Name, address and telephone number of agent for service)

Copy to: Harry S. Pangas, Esq. Sutherland Asbill & Brennan LLP 1275 Pennsylvania Ave., N.W. Washington, D.C. 20004 (202) 383-0100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large Accelerated Filer	☒	Accelerated Filer	☐

Non-Accelerated Filer	☐(Do not check if a smaller reporting company)	Smaller Reporting Company	☐

EXPLANATORY NOTE

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (File No. 333-118401) (the “Registration Statement”) of Coca-Cola Enterprises Inc. (the “Company”), which was filed with the Securities and Exchange Commission on August 20, 2004. The Registration Statement registered shares of the Company’s common stock for issuance pursuant to the Coca-Cola Enterprises Inc. 2004 Stock Award Plan (the “Plan”).

This Amendment is being filed for the sole purpose of terminating the Registration Statement and deregistering any unissued shares previously registered under the Registration Statement and issuable under the Plan. The Company hereby removes from registration any and all unissued shares of common stock registered under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 1st day of October, 2010.

COCA-COLA ENTERPRISES INC. (Registrant)

By:	/s/ JOHN F. BROCK*
John F. Brock,
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

JOHN F. BROCK* (John F. Brock)	President, Chief Executive Officer and a Director (principal executive officer)	October 1, 2010

WILLIAM W. DOUGLAS III* (William W. Douglas III)	Executive Vice President and Chief Financial Officer (principal financial officer)	October 1, 2010

SUZANNE D. PATTERSON* (Suzanne D. Patterson)	Vice President, Controller and Chief Accounting Officer (principal accounting officer)	October 1, 2010

FERNANDO AGUIRRE* (Fernando Aguirre)	Director	October 1, 2010

CALVIN DARDEN* (Calvin Darden)	Director	October 1, 2010

IRIAL FINAN* (Irial Finan)	Director	October 1, 2010

L. PHILLIP HUMANN* (L. Phillip Humann)	Director	October 1, 2010

ORRIN H. INGRAM II* (Orrin H. Ingram II)	Director	October 1, 2010

DONNA A. JAMES* (Donna A. James)	Director	October 1, 2010

THOMAS H. JOHNSON* (Thomas H. Johnson)	Director	October 1, 2010

VERONIQUE MORALI* (Veronique Morali)	Director	October 1, 2010

CURTIS R. WELLING* (Curtis R. Welling)	Director	October 1, 2010

PHOEBE A. WOOD* (Phoebe A. Wood)	Director	October 1, 2010

SUZANNE B. LABARGE* (Suzanne B. Labarge)	Director	October 1, 2010

*By:	/s/ John R. Parker, Jr.
John R. Parker, Jr.
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

24.1	Powers of Attorney

24.2	Resolution of the Board of Directors

5